Exhibit 10.3

SCHOLASTIC CORPORATION 2011 STOCK INCENTIVE PLAN

Restricted Stock Unit Agreement

          Effective as of ______________ (the “Grant Date”), SCHOLASTIC CORPORATION, a Delaware corporation (the “Company”), hereby grants to ___________________ (the “Participant”) ____ (____) Restricted Stock Units in respect of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) on the terms set forth herein, and in all respects subject to the terms and provisions of the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”), which terms and provisions are incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings in this Agreement.

          1. Vesting and Payment.

                    (a) Vesting. Except as provided in Section 2 of this Agreement, the Restricted Stock Units shall vest at the rate of 25% per year beginning one year from the Grant Date and on each anniversary thereafter, provided that the Participant is continuously employed by the Company or any of its Affiliates (including any period during which the Participant is on leave of absence or any other break in employment in accordance with the Company’s policies and procedures) on each applicable vesting date.

                    (b) Payment. A share of Common Stock shall be distributed with respect to each vested Restricted Stock Unit on the applicable vesting date, except as provided in Section 2.

          2. Termination of Employment or Termination of Consultancy.

                    (a) Death, Disability, Retirement or Termination without Cause. Upon a Termination of Employment or Termination of Consultancy (as applicable) as a result of the Participant’s death, Disability or Retirement, all outstanding unvested Restricted Stock Units shall immediately vest and a share of Common Stock with respect to each such vested Restricted Stock Unit shall be distributed within thirty (30) days following such termination.

                    (b) Other Termination. Except as otherwise provided in Section 2(a) of this Agreement, Restricted Stock Units that are not vested as of the date of the Participant’s Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety as of the date of such termination.

                    (c) Section 409A Award. Notwithstanding the foregoing, to the extent required by Section 409A of the Code upon a Termination of Employment or Termination of Consultancy (other than as a result of death) of a Specified Employee, distributions determined, in whole or in part, to constitute a Section 409A Award shall be delayed until six months after such Termination of Employment or Termination of

Consultancy if such termination constitutes a “separation from service” (within the meaning of Section 409A of the Code) and such distribution shall be made at the beginning of the seventh month following the date of the Specified Employee’s Termination of Employment or Termination of Consultancy.

                    (d) Section 409A Compliance. No distribution in respect of a Section 409A Award shall be made upon a Participant’s Termination of Employment or a Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and the Company shall construe, interpret and amend the provisions of this Agreement in such manner as the Company deems necessary, in its sole discretion, to comply with Section 409A of the Code with respect to a Section 409A Award but in no event shall the foregoing provisions or any other provision of this Agreement or the Plan be construed as a guarantee by the Company of any particular tax treatment.

          3. Withholding Tax Liability. In connection with the vesting and payment of the Restricted Stock Unit, the Company and the Participant will incur liability for income or withholding tax. The Company shall have the right to withhold from any payment in respect of Restricted Stock Units, transfer of Common Stock, or payment made to the Participant or to any person hereunder, whether such payment is to be made in cash or in Common Stock, all applicable minimum federal, state, city or other taxes as shall be required, in the determination of the Company, pursuant to any statute or governmental regulation or ruling. In its discretion, the Company may satisfy such withholding obligation by any one or combination of the following methods: (i) by requiring the Participant to pay such amount in cash or check; (ii) by deducting such amount from the Participant’s current compensation; (iii) by allowing the Participant to surrender other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld; (iv) by delivery by the Participant of a properly executed notice together with irrevocable instructions to a broker approved by the Company to sell shares of Common Stock and deliver promptly to the Company the amount of sale or loan proceeds required to pay the amount required to be withheld, or (v) by withholding a number of shares of Common Stock to be issued upon delivery of Common Stock which have a fair market value equal to the minimum statutory amount required to be withheld. For these purposes, the fair market value of the shares to be withheld shall be determined by the Company on the date that the amount of tax to be withheld is to be determined. The Company shall also be authorized to sell any shares of Common Stock to the extent required to satisfy the Company’s withholding obligations.

          4. Nontransferability of Restricted Stock Unit. The Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, whether for value or no value and whether voluntary or involuntary (including by operation of law) other than by will or by the laws of descent and distribution. Subject to the foregoing and the terms of the Plan, the terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

          5. No Enlargement of Rights. This Agreement is not an agreement of employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to continue as an officer, employee, or consultant of the Company or any Affiliate. Nothing contained in the Plan or this Agreement shall interfere in any way with the rights of the Company or any Affiliate to terminate the employment (or consulting arrangement) of the Participant at any time or to modify the Participant’s employment or compensation. The Participant shall have only such rights and interests with respect to the Restricted Stock Units as are expressly provided in this Agreement and the Plan.

          6. No Shareholder Rights before Exercise and Issuance.

                    (a) No Shareholder Rights. No rights as a stockholder shall exist with respect to the Common Stock subject to the Restricted Stock Unit as a result of the grant of the Restricted Stock Unit, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or in subparagraph 6(b) below. Shareholder rights shall exist only after issuance of stock following the settlement of vested Restricted Stock Units by delivery of Common Stock as provided in the Plan.

                    (b) Dividend Equivalents. Cash dividend equivalents shall be credited to a separate Restricted Stock Unit dividend book entry account on behalf of each Participant with respect to each Restricted Stock Unit held by a Participant, provided that the right of each Participant to actually receive such dividend equivalent shall be subject to the same vesting restrictions as apply to the Restricted Stock Unit to which the dividend relates. Vested dividend equivalents shall be distributed in cash (or used for tax withholding) to a Participant at the same time a share of Common Stock is distributed with respect to the Restricted Stock Unit to which the dividend equivalent relates.

          7. Effect of the Plan on Restricted Stock Unit. The Restricted Stock Unit is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as such may be amended from time to time in accordance with the terms thereof. The Participant acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan. Without the consent of the Participant, the Company may amend or modify this Agreement in any manner not inconsistent with the Plan, including without limitation, to change the date or dates as of which a Restricted Stock Unit becomes vested, or to cure any ambiguity, defect or inconsistency, provided such amendment, modification or change does not adversely affect the rights of the Participant.

          8. Entire Agreement. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Participant and all prior communications, representations and negotiations in respect thereto. No waiver by any party of any breach by the other of any provision of this Agreement shall be deemed to be a waiver of any other breaches thereof or the waiver of any such or other provision of this Agreement. Subject to the restrictions on assignment and transfer set forth above, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their estates, personal representatives, successors and assigns. This Agreement may be signed in counterparts.

          9. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held valid or unenforceable, shall not be affected thereby.

          10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

          11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify): If to the Company, to: Scholastic Corporation, 557 Broadway, New York, New York 10012, Attention: Corporate Secretary. If to the Participant, to the most recent address on file with the Company. Notwithstanding the foregoing, the Company may require that any notice by the Participant be provided electronically or in writing to the Company or to the stock plan administrator pursuant to such procedures as the Company shall establish from time to time in its sole discretion.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SCHOLASTIC CORPORATION

By:

Title:

PARTICIPANT